Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
Strategic Income Opportunities Fund (BR-SIP)
Global Allocation Fund (BR_GAF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
BlackRock Global Allocation Portfolio of BlackRock Series
Fund Inc. (BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve)
(E_AZ-GA)
JNL/BlackRock Global Allocation Fund (trading sleeve)
(E_JN-GA)
MassMutual Select BlackRock Global Allocation Fund (Trading
Sleeve) (E_MM-GA)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
U.S. Total Bond Index Master Portfolio (MIP_AGG)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
Transamerica BlackRock Global Allocation VP - Trading
Sleeve (SMF_TA-GA)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-27-2016

Security Type:
BND/CORP


Issuer
Verizon Communications Inc. (2026)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Deutsche Bank Securities Inc., Goldman,
Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Mizuho Securities USA Inc.,
Morgan Stanley & Co. LLC, Wells Fargo
Securities, LLC, BNY Mellon Capital
Markets, LLC, PNC Capital Markets LLC,
SMBC Nikko Securities America, Inc., U.S.
Bancorp Investments, Inc., Academy
Securities, Inc., Great Pacific
Securities, Lebenthal & Co., LLC, Mischler
Financial Group, Inc., The Williams
Capital Group, L.P.

Transaction Details

Date of Purchase
07-27-2016


Purchase
Price/Share
(per share / %
of par)
$99.745
Total
Commission,
Spread or
Profit
0.400%


1.Aggregate Principal Amount Purchased
(a+b)
$206,563,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$59,083,000

b. Other BlackRock Clients
$147,480,000

2.Aggregate Principal Amount of
Offering
$2,250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.09180


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dipankar Banerjee
Date:
08-01-2016

Global Syndicate Team
Member


Approved by:
Steven DeLaura
Date:
08-01-2016

Global Syndicate Team
Member